UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported): August 7, 2019
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TransUnion

(Exact name of registrant as specified in its charter)
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Delaware	001-37470	61-1678417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 West Adams Street,	Chicago,	Illinois	60661
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (312) 985-2000
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)
☐Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))
☐Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TRU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.
On August 7, 2019, the Board of Directors (the “Board”) of TransUnion, a Delaware corporation (the “Company”), approved and adopted an amendment (the “Amendment”) to the Second Amended and Restated By-Laws of the Company (the “Bylaws”) amending Section 2.06 of the Bylaws to provide for a majority voting standard in uncontested elections of directors. As a result of the Amendment, a director nominee will be elected upon the affirmative vote of a majority of the total votes cast in the election, which means that the number of votes cast “for” a nominee’s election must exceed the number of votes cast “against” that nominee’s election. Prior to the adoption of the Amendment, members of the Board were elected by a plurality vote standard. The Bylaws will retain a plurality vote standard for contested director elections.
In connection with the approval of the Amendment, the Board also approved changes to the Company’s Corporate Governance Guidelines to require any incumbent director who fails to receive the required number of votes for re-election to promptly tender his or her resignation, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken, within 90 days from the date of the certification of election results.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment attached hereto as Exhibit 3.2 and incorporated herein by reference. The amended Corporate Governance Guidelines are available on the Company’s website at www.transunion.com.
Item 7.01 Regulation FD Disclosure.
On August 7, 2019, the Board also voted unanimously to submit proposals to the Company’s stockholders at its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) seeking approval to amend certain provisions of its Second Amended and Restated Certificate of Incorporation (the “Charter”) to (i) declassify its Board of Directors such that directors will stand for election to one-year terms, with all directors standing for election on an annual basis beginning with the 2022 Annual Meeting of Stockholders, (ii) eliminate the supermajority voting requirements that currently exist for removal of directors and certain amendments to the Charter and the Bylaws, (iii) remove certain rights, privileges and protections included in the Charter relating to former significant stockholders of the Company that have expired by their terms, (iv) remove the corporate opportunity waiver provision included in the Charter, and (v) make certain other technical revisions to the Charter (the “Proposed Amendments”).
The Proposed Amendments will require the affirmative vote of the holders of at least 66⅔% in voting power of all the then-outstanding shares of stock of the Company entitled to vote thereon. The Proposed Amendments will be set forth in detail in the Company’s 2020 proxy statement, which will be filed in advance of the 2020 Annual Meeting. In the event the Proposed Amendments are approved at the 2020 Annual Meeting and become effective, the Board will approve conforming amendments to the Bylaws.
The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, unless expressly incorporated by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
Exhibit 3.2	Amendment to Section 2.06 of the Second Amended and Restated Bylaws.
Exhibit 104	Cover Page Interactive Data File -- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

TRANSUNION

Date:    August 12, 2019
By:     /s/ Mick Forde
Name:    Mick Forde
Title:    Senior Vice President